SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	November 30, 2001

TCF Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10253	41-1591444
Commission File Number	(IRS Employer Identification No.)

200 Lake Street East, Mail Code EXO-03-B, Wayzata, MN  55391

(Address of principal executive offices)

                (612) 661-6500

Registrant's Telephone Number

Item 5.    Other Events

On October 24, 2001, TCF Financial Corporation (the “Company”) announced that its Board of Directors has authorized another program for the repurchase of up to five percent of the Company’s outstanding shares through open market or privately negotiated transactions.  This program is in addition to the existing program for repurchasing shares announced in March 2000.  The repurchased shares will become treasury shares. Attached hereto as Exhibit 99.1 and incorporated herein by reference is the Company’s press release dated October 24, 2001.

Item 7.    Financial Statements and Exhibits

(c)                           Exhibits

                                99.1         Press Release dated October 24, 2001.

SIGNATURE

                                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  November 30, 2001

TCF FINANCIAL CORPORATION

By	/s/ Neil W. Brown
Neil W. Brown

Its	Executive Vice President,
Chief Financial Officer and Treasurer